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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                            --------------------------------------------------------------------
                                               2002            2001       2000            1999            1998
                                            -----------     ---------   ----------    -----------      ---------
                                                                         (in thousands)
FIXED CHARGES:
  Gross interest expense                    $       121     $     128   $      172    $        75      $     327
  Interest portion of rent expense                  220           401          593            568            479
                                            -----------     ---------    ---------    -----------      ---------
                                            $       341     $     529   $      765    $       643      $     806
                                            ===========     =========   ==========    ===========      =========

EARNINGS:
  Income (Loss) before taxes                $     2,216     $  (7,062)  $   13,922    $     9,070      $   3,467
  Plus:  fixed charges                              341           529          765            643            806
  Less:  capitalized interest                         -             -            -              -              -
                                            -----------     ---------   ----------    -----------      ---------
                                            $     2,557     $ (6,553)   $   14,687    $     9,713      $   4,273
                                            ===========     ========    ==========    ===========      =========

RATIO OF EARNINGS TO FIXED                         7.5X        N/M(1)        19.2X          15.1X           5.3X

--------------------------

(1) For the year ended December 31, 2001, the ratio of earning to fixed charges was less than one-to-one coverage. This situation resulted because of pre-tax losses caused by $7.2 million ($4.7 million after tax) in charges related to crude oil inventory liquidations and valuation write-downs resulting from declining prices during 2001.

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